UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     REGULATION FD DISCLOSURE.

MBIA Inc. (the “Company”) announced today that its wholly owned subsidiary, MBIA Insurance Corporation (“MBIA Corp.”), has agreed to the terms of a comprehensive plan support agreement with the Residential Capital, LLC (“ResCap”) estate, its other major creditors and Ally Financial Inc. (“Ally”) to support a Chapter 11 plan in ResCap's Chapter 11 cases (the “ResCap Plan”) that, if approved, will resolve MBIA Corp.’s claims against the ResCap estate and Ally. The financial terms of the settlement are consistent with the Company’s financial statements for the period ended March 31, 2013.  The plan support agreement and ResCap Plan are subject to approval by ResCap's Bankruptcy Court.  There can be no assurance that the ResCap Plan will be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	May 14, 2013